Exhibit 99.3

Unaudited pro forma financial information

The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2005 is based on the historical financial statements of Silgan Holdings Inc. (“Silgan”) and Amcor White Cap, a carved-out business unit of Amcor Limited. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2006 is based on the historical Consolidated Statement of Income of Silgan for the six month period ended June 30, 2006, which includes one month of results of Amcor White Cap’s operations in Europe (“White Cap Europe”) since the acquisition date of June 1, 2006 for White Cap Europe, and the Amcor White Cap historical Combined Statement of Income for the period of January 1, 2006 to June 1, 2006 for the White Cap Europe businesses and for the six month period ended June 30, 2006 for the Amcor White Cap operations in Turkey acquired on July 1, 2006 and the remaining Amcor White Cap businesses to be acquired (collectively, the “Delayed Closings”).

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 is based on the historical financial statements of Silgan, which includes the acquisition of White Cap Europe and the Amcor White Cap historical financial statements for the Delayed Closings.

The Pro Forma Condensed Consolidated Financial Statements have been adjusted to give effect to incremental borrowings used to fund and expected to be used to fund the Amcor White Cap acquisition and the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition, and the related adjustments to interest expense and depreciation and amortization expense. The pro forma adjustments and allocation of the purchase price are preliminary. The valuation of assets acquired and liabilities assumed for the Delayed Closings is based on the balance sheet for such operations provided at June 30, 2006 and may not be indicative of the amount of assets acquired and liabilities assumed at the actual closing dates. In addition, the initial consideration for the acquisition is subject to closing adjustments.

The valuation of assets and liabilities is still in process and, therefore, the fair value may vary from those preliminary estimates. We have engaged third party experts to value certain assets and liabilities, including property, plant and equipment, intangible assets and pension obligations. The final valuations of the assets acquired and liabilities assumed may change the allocation of the purchase price and result in a change to the unaudited pro forma condensed consolidated financial information presented herein. Amounts preliminarily allocated to intangible assets with definite and indefinite lives may change significantly, which could result in an increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the assets acquired may also change, which could result in an increase or decrease in depreciation expense.

The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition that would have been reported had the acquisition been completed for the periods presented, nor should they be taken as indicative of future consolidated results of operations or financial condition. The pro forma results do not give effect to potential synergies or additional costs resulting from the integration of Amcor White Cap, nor do they reflect savings from the impact of headcount reductions recently completed by Amcor White Cap.

The Amcor White Cap financial statements are reported in Euros and are prepared in accordance with International Financial Reporting Standards, which differs in certain respects from U.S. generally accepted accounting principles. In addition, the Amcor White Cap financial statements include a certain business operation in the Philippines that is not expected to be acquired. For the purposes of presenting the unaudited pro forma condensed consolidated financial information, the historical financial information relating to Amcor White Cap has been adjusted to conform to U.S. generally accepted accounting principles and to omit the business operation in the Philippines that is not expected to be acquired. These adjustments were not material to the results of operations or financial condition reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements. The historical Combined Statements of Income have been translated from Euro to U.S. Dollars based on the average exchange rate in effect during the period. The historical Combined Balance Sheet has been translated from Euro to U.S. Dollars based on the June 30, 2006 spot rate of one Euro for 1.26 U.S. Dollars.

Certain reclassifications have been made to conform the Amcor White Cap historical financial information to Silgan’s presentation.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2005

(Dollars and shares in thousands, except per share amounts)

	Silgan Holdings Inc.	Amcor White Cap(b)(c)	Pro Forma Adjustment		Pro Forma
Net sales	$2,495,551	$301,140	$—		$2,796,691
Cost of goods sold	2,171,608	247,405	913	(e)	2,419,926

Gross profit	323,943	53,735	(913)		376,765
Selling, general and administrative expenses	114,668	32,565	1,207	(e)(f)	148,440
Rationalization charges	270	5,128	—		5,398

Income (loss) from operations	209,005	16,042	(2,120)		222,927
Interest and other debt expense before loss on early extinguishment of debt	49,386	2,401	12,391	(g)(h)	64,178
Loss on early extinguishment of debt	11,230	—	—		11,230

Interest and other debt expense	60,616	2,401	12,391		75,408
Income (loss) before income taxes	148,389	13,641	(14,511)		147,519
Provision (benefit) for income taxes	60,839	5,276	(5,545	)(i)	60,570

Net income (loss)	$87,550	$8,365	$(8,966)		$86,949

Earnings per share:
Basic net income per share	$2.36				$2.34

Diluted net income per share	$2.33				$2.31

Weighted average number of shares:
Basic	37,104				37,104
Effect of dilutive securities	481				481

Diluted	37,585				37,585

See accompanying notes.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the six months ended June 30, 2006

(Dollars and shares in thousands, except per share amounts)

	Silgan Holdings Inc.(a)	Amcor White Cap(b)(c)	Pro Forma Adjustment		Pro Forma
Net sales	$1,167,063	$119,412	$(1,792	)(d)	$1,284,683
Cost of goods sold	1,020,567	97,842	(585	)(d)(e)	1,117,824

Gross profit	146,496	21,570	(1,207)		166,859
Selling, general and administrative expenses	58,679	11,974	2,190	(e)(f)	72,843
Rationalization charges (income)	8,350	(481)	—		7,869

Income (loss) from operations	79,467	10,077	(3,397)		86,147
Interest and other debt expense	25,449	1,301	5,210	(g)(h)	31,960

Income (loss) before income taxes	54,018	8,776	(8,607)		54,187
Provision (benefit) for income taxes	20,473	3,389	(3,337	)(i)	20,525

Net income (loss)	$33,545	$5,387	$(5,270)		$33,662

Earnings per share:
Basic net income per share	$0.90				$0.90

Diluted net income per share	$0.89				$0.89

Weighted average number of shares:
Basic	37,313				37,313
Effect of dilutive securities	540				540

Diluted	37,853				37,853

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF INCOME

(a)	Silgan’s historical Condensed Consolidated Statement of Income for the six months ended June 30, 2006 includes one month of results from White Cap Europe which was acquired on June 1, 2006.

(b)	Amcor White Cap’s historical Combined Statement of Income for the year ended December 31, 2005 includes 12 months of operations for all of Amcor White Cap except the Philippines entity which is not expected to be acquired. The average foreign currency exchange rate used to translate the Euro to U.S. Dollar was 1.25.

Amcor White Cap’s historical Combined Statement of Income for the six months ended June 30, 2006 includes results from White Cap Europe for the period January 1, 2006 to June 1, 2006 and results from the Delayed Closings, except the Philippines entity which is not expected to be acquired, for the six months ending June 30, 2006. The average foreign currency exchange rate used to translate the Euro to U.S. Dollar was 1.23.

Amcor White Cap’s historical financial statements included in the unaudited pro forma financial statements have been adjusted to conform to U.S. generally accepted accounting principles and to omit a certain business operation in the Philippines that is not expected to be acquired. These adjustments were not material to the Unaudited Pro Forma Condensed Consolidated Statements of Income.

In addition, certain reclassifications have been made to the Amcor White Cap historical financial statements to conform to Silgan’s presentation.

(c)	A tax rate has been applied to the Amcor White Cap historical financial statements to reflect the estimated tax rate for the carved-out operations.

(d)	This amount includes the pro forma adjustment for the elimination of intercompany sales of $1.8 million and intercompany cost of goods sold of $1.7 million for the month of June 30, 2006 between White Cap Europe and the entities constituting the Delayed Closings.

(e)	This amount includes the pro forma adjustment to reflect depreciation and amortization resulting from the fair value adjustment to property, plant and equipment and amortizable intangible assets. The amounts have been allocated to cost of goods sold and selling, general and administrative expenses based on the type of asset. The amount of this adjustment and the assumptions regarding useful lives are preliminary. The actual adjustment may differ upon final valuation.

	Year ended December 31, 2005	Six months ended June 30, 2006(1)
	(dollars in thousands)
Historical depreciation and amortization recorded by Amcor White Cap	$17,913	$6,687
Depreciation expense based on preliminary allocation of the purchase price	15,671	6,655
Amortization expense based on preliminary allocation of the purchase price	2,457	1,094

(1)	Includes five months of results from White Cap Europe and six months of results from Delayed Closings.

(f)	This amount includes the pro forma adjustment to recognize foreign currency losses for the Turkish entity’s third party debt which is denominated in a currency different from its local functional currency. Amcor White Cap recognized these foreign currency exchange rate losses through stockholders’ equity as part of an internal hedging strategy. Silgan does not currently have this hedging strategy available and, therefore, has adjusted historical results to recognize the impact of foreign currency losses of $1.9 million and $2.2 million, respectively, for the year ended December 31, 2005 and six months ended June 30, 2006. Silgan is currently pursuing hedging strategies to minimize this effect in the future.

(g)	This amount includes the pro forma adjustment for the incremental expense incurred and expected to be incurred from the financing for the acquisition. The estimated purchase price for the acquisition is as follows (in thousands):

White Cap Europe	$253,764
Amcor White Cap Turkey	3,294
Other Delayed Closings	24,008
Debt issuance costs	2,256
Estimated acquisition costs	6,000

Total	$289,322

The purchase price for entities closed to date of $257.1 million and related acquisition costs of $4.6 million have been financed through borrowings under our senior secured credit facility, or the Credit Agreement, consisting of an incremental term loan of €200.0 million borrowed on June 1, 2006 and revolving loans. Debt issuances costs incurred in respect of the €200.0 million incremental term loan were also funded with revolving loans under the Credit Agreement and are being amortized over the life of such incremental term loan through June 2012. The acquisition of the remaining entities constituting the Delayed Closings and additional estimated acquisition costs are expected to be funded through revolving borrowings under the Credit Agreement.

	Year ended December 31, 2005	Six months ended June 30, 2006 (1)
	(dollars in thousands)
Interest expense incurred under €200 million incremental term loan	$11,906	$4,921
Interest expense incurred under revolving borrowings	1,980	978
Amortization expense on debt issuance costs	364	148

(1)	Includes five months of interest expense from borrowings for the acquisition of White Cap Europe and six months of interest expense from the expected borrowings for the acquisition of the Delayed Closings.

The interest rates applied for calculation of the pro forma interest expense were the effective rates applicable under the Credit Agreement and related interest rate swap transactions of 4.78 percent and 6.35 percent, respectively, for the incremental term loan and revolving borrowings. A change in the effective interest rate of 0.125 percent would impact the annual interest expense on this acquisition related debt by $0.4 million.

(h)	This amount includes the pro forma adjustment for the reversal of Amcor White Cap historical interest expense of $1.9 million and $0.8 million, respectively, for the year ended December 31, 2005 and six months ended June 30, 2006 related to indebtedness that was not assumed, or not expected to be assumed, upon acquisition. Historical interest expense for debt assumed and expected to be assumed upon acquisition was $0.5 million for each of the twelve months ending December 31, 2005 and the six months ending June 30, 2006.

(i)	This amount represents the pro forma adjustment to reflect the estimated effective income tax rate applicable for the acquired businesses.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

as of June 30, 2006

(Dollars in thousands)

	Silgan Holdings Inc.(a)	Amcor White Cap(b)	Pro Forma Adjustment		Pro Forma
Assets
Current assets
Cash and cash equivalents	$23,900	$4,370	$—		$28,270
Trade accounts receivable, net	301,718	10,601	—		312,319
Inventories	494,799	14,993	785	(c)	510,577
Prepaid expenses and other current assets	28,705	6,824	(4,584	)(d)	30,945

Total current assets	849,122	36,788	(3,799)		882,111

Property, plant and equipment, net	865,641	16,614	3,476	(e)	885,731
Goodwill and other intangible assets, net	335,058	—	9,755	(f)	344,813
Other assets, net	41,000	—	—		41,000

	$2,090,821	$53,402	$9,432		$2,153,655

Liabilities and Stockholders’ Equity
Current liabilities
Bank revolving loans	$216,323	$17,977	$28,733	(g)	$263,033
Current portion of long-term debt	846	870	—		1,716
Trade accounts payable	219,448	7,975	—		227,423
Accrued liabilities	106,638	4,603	(4,584	)(d)	106,657

Total current liabilities	543,255	31,425	24,149		598,829

Long-term debt	953,692	—	—		953,692

Other liabilities	294,634	3,969	—		298,603

Minority interest	—	3,291	—		3,291

Stockholders’ equity
Common stock	427	—	—		427
Paid-in capital	141,245	50,437	(50,437	)(h)	141,245
Retained earnings	234,009	(45,876)	45,876	(h)	234,009
Accumulated other comprehensive (loss) income	(16,306)	10,156	(10,156	)(h)	(16,306)
Treasury stock	(60,135)	—	—		(60,135)

Total stockholders’ equity	299,240	14,717	(14,717)		299,240

	$2,090,821	$53,402	$9,432		$2,153,655

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2006

(a)	Silgan’s historical Condensed Consolidated Balance Sheet includes White Cap Europe which was acquired on June 1, 2006. The following summarizes the estimated fair values of the assets acquired and liabilities assumed on June 1, 2006 in connection with the White Cap Europe acquisition, including acquisition fees. The valuation of assets and liabilities is still in process and, therefore, the actual fair values may vary from these preliminary estimates (dollars in thousands):

Cash	$489
Trade accounts receivable	47,722
Inventories	59,837
Property, plant and equipment	114,118
Goodwill and other intangible assets	119,561
Other assets	12,464
Trade accounts payable and accrued liabilities	(35,791)
Other liabilities	(60,066)

(b)	Amcor White Cap’s historical Combined Balance Sheet includes the historical financial information for the Delayed Closings, which have been adjusted to conform to U.S. generally accepted accounting principles and to omit the Philippines entity that is not expected to be acquired. These adjustments were not material to the Unaudited Pro Forma Condensed Consolidated Balance Sheet. In addition, certain reclassifications have been made to the Amcor White Cap historical financial statements to conform to Silgan’s presentation.

Since the acquisition of the Delayed Closings has not transpired yet, other than the operations in Turkey, the combined balance sheet and resultant allocation of purchase price may differ from the actual financial information at the acquisition dates.

(c)	This amount represents the value of the step up of inventory to fair value recognized as part of the preliminary purchase price allocation for the Delayed Closings. The amount of the step up to fair value for inventories acquired for White Cap Europe was $3.7 million, of which $2.6 million was expensed in Silgan’s results of operations for the six months ended June 30, 2006. The remaining amount will be expensed primarily in the third quarter of 2006. Since all inventories are expected to be sold within one year, no adjustment has been made in the Pro Forma Condensed Consolidated Statements of Income.

(d)	This amount represents the pro forma adjustment for the elimination of intercompany accounts receivables and payables between White Cap Europe and the entities constituting the Delayed Closings.

(e)	This amount represents the fair value adjustment to property, plant and equipment for the Delayed Closings. The amount of this adjustment and the assumptions regarding useful lives are preliminary. The actual adjustment may differ upon final valuation. Including White Cap Europe, the total fair value preliminarily assessed for property, plant and equipment was $134.2 million, primarily for land, building and machinery and equipment, with a weighted average useful life of approximately 8 years.

(f)	This amount represents the fair value adjustment to goodwill and intangible assets for the Delayed Closings. The amount of this adjustment and the assumptions regarding useful lives are preliminary. The actual adjustment may differ upon final valuation. Including White Cap Europe, the total fair value preliminarily assessed for goodwill and intangible assets is as follows (dollars in thousands):

Goodwill	$35,158
Intangible assets, indefinite useful life	32,328
Intangible assets, amortizable	61,830

Amortizable intangible assets include customer relationships and trade name and are being amortized over an estimated weighted average useful life of 24 years.

(g)	This amount represents the pro forma adjustment for the revolving borrowings under the Credit Agreement to be used to fund the Delayed Closings, including estimated acquisition fees. Total debt incurred for White Cap Europe and debt expected to be incurred for the Delayed Closings (based on the June 30, 2006 foreign currency exchange rate of 1.26), including estimated acquisition costs and debt issuance costs incurred for incremental borrowings, is $289.3 million, financed through the €200.0 million incremental term loan and additional revolving borrowings under the Credit Agreement.

(h)	These amounts represent the pro forma adjustment for the elimination of historical equity of Amcor White Cap.